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                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of May 21, 2003 by and between Range Resources Corporation, a Delaware corporation (the "Company"), and Thomas J. Edelman (the "Consultant").

                                   WITNESSETH:

         WHEREAS, the Company and its subsidiaries and affiliates are principally engaged in the business of development, acquisition, and exploration of oil and gas properties (the "Business"); and

         WHEREAS, the Company desires to retain the services of the Consultant as an independent contractor of and consultant to the Company, and the Consultant desires to provide such services in such capacities to the Company, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. TERM. The term of the Company's engagement of the Consultant hereunder (the "Term") shall commence on May 21, 2003, and shall continue until May 21, 2006, unless terminated sooner pursuant to Section 5 hereof.

2. DUTIES AND EXTENT OF SERVICES.

         (a) Generally. During the Term, the Consultant shall provide advice on specific matters as requested by the Company, with a principal focus on corporate strategy, management structure, capital allocation, risk management, financing, hedging and shareholder communications, and shall otherwise render such management and consulting services to the Company as the Company may, from time to time, reasonably require; provided that the Consultant shall not be required to devote to the performance of his obligations hereunder more than twenty (20) hours per week on average in any calendar quarter. In no event shall the Consultant be required or permitted to speak for or represent the Company in any public forum, nor shall he assume or be delegated the authority to make any decision or to sign any document or instrument on behalf of the Company. The Consultant shall report to the Board of Directors of the Company (the "Board").

         (b) Recusal for Certain Conflicts of Interest. The parties acknowledge that the Consultant is the Chairman of the Board of Directors and the Chief Executive Officer of Patina Oil & Gas Corporation ("Patina"). If the Consultant becomes aware of any actual or potential conflict between his obligations to Patina or any other company of which he is a director or an officer and his duties to the Company under this Agreement (a "Conflict"), the Consultant will promptly inform the Board of such Conflict. The Consultant will recuse himself from any discussion with the Company of matters involving a Conflict of which he is aware, or any matter


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with respect to which the Company, Patina or any other company of which he is a director or an officer are in competition to the extent he is aware that his involvement would be in violation of, or create a substantial risk of a violation of, applicable law. The Consultant will not seek and will not knowingly accept any Protected Information (defined below) the possession of which would require recusal as described above.

         (c) Location. The Consultant may reasonably determine the time and place where his services will be performed.


3. CONSULTING FEES.

         (a) Monthly Fee. For his services hereunder, during the term the Company shall pay the Consultant a monthly consulting fee of Fifty Thousand Dollars ($50,000) (the "Monthly Fee"), payable on or about the 15th of each month.

         (b) Secretarial Services Allowance. During the Term, the Consultant shall be entitled to direct the Company to pay up to Thirty Thousand Dollars ($30,000) per annum for secretarial and administrative support.

         (c) Success Fee for Certain Transactions. If, during the Term, the Board makes a written request for the Consultant's services to provide investment banking advice with respect to any specific transaction involving the issuance of public securities by the Company or any its affiliates or with respect to any specific merger or acquisition transaction (any such transaction, a "Proposed Transaction"), the Consultant shall provide such services and advice, subject to and in accordance with the other terms of this Agreement; provided that as a condition to the Consultant's obligation to provide such services and advice the Company and the Consultant shall agree upon the Consultant's fee for such additional services and any other terms and conditions of such arrangement, including customary indemnification applicable to such investment banking advisory services. The Consultant's fee agreed upon pursuant to this section shall be in addition to, and shall not reduce the Monthly Fee.

4. EXPENSE REIMBURSEMENT. The Company agrees to reimburse the Consultant for all reasonable and necessary travel and other business expenses incurred by him in connection with the performance of his duties hereunder, subject to such substantiation requirements and reimbursement policies as the Company may reasonably impose. The Consultant shall not be reimbursed for secretarial and administrative support other than as provided in Section 3(b) above.

5. TERMINATION.

         (a) Death or Permanent Disability. In the event that the Term is terminated by reason of the Consultant's death or "Disability" (defined below), the Consultant (or in the event of his death, his beneficiary or legal representative) shall be entitled to (i) all amounts accrued hereunder through the end of the calendar month of termination and (ii) reimbursement for any expenses incurred prior to termination that have not yet been reimbursed, but that are reimbursable under Section 4 above. For purposes of this Section 5, "Disability" means any


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physical or mental disability or incapacity that renders the Consultant incapable of performing the services required of him in accordance with his obligations under Section 2 for a period of six (6) consecutive months or for shorter periods aggregating six (6) months during any twelve-month period. Any termination of the Term the Company by reason of Disability shall be communicated by written notice of termination specifying the reason for termination ("Disability Termination Notice") and shall be effective on the date of the Consultant's receipt of the Disability Termination Notice or such later date as may be specified in the Disability Termination Notice. In the event of the Consultant's death during the Term, the Term shall automatically terminate on the date of death.

         (b) Cause. The Company shall have the right, upon written notice to the Consultant, to terminate the Term and the Consultant's services under this Agreement for "Cause" (as hereinafter defined), effective upon the giving of such notice (or such later date as shall be specified in such notice), and the Company shall have no further obligations hereunder, except to pay the Consultant all amounts accrued hereunder through the date of termination and to reimburse the Consultant for any expenses incurred prior to termination that have not yet been reimbursed, but that are reimbursable under Section 4 above.

         For purposes of this Agreement, "Cause" means:

              (i) (a) the Consultant's conviction of or plea of nolo contendere to, or a final non appealable judgement of a court with competent jurisdiction that the Consultant has engaged in fraud or embezzlement on the part of the Consultant, or (b) material breach by the Consultant of his obligations under Section 6 hereof; or

              (ii) willful and repeated failure or refusal by the Consultant to perform and discharge, his duties, responsibilities or obligations under this Agreement (other than under Section 6 hereof, which shall be governed by clause (i) above, and other than by reason of disability or death) that is not corrected within thirty (30) days following written notice thereof to the Consultant by the Company, such notice to state with specificity the nature of the breach, failure or refusal.

         (c) Change in Control. In the event of a "Change in Control" (as defined below) the Consultant may voluntarily terminate his services hereunder upon written notice to the Company, in which event he shall be entitled to (i) all amounts accrued hereunder through the date of such termination and (ii) reimbursement for any expenses incurred prior to termination that have not yet been reimbursed, but that are reimbursable under Section 4 above.

         For this purpose "Change in Control" shall mean the occurrence of any of the following events:

              (i) any "person" (as defined under Section 3(a)(9) of the Act) or "group" of persons (as provided under Section 13d-3 of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 or otherwise under the Act), directly or indirectly (including as provided in Rule 13d-3(d)(1) of the Act), of capital stock of the Company the holders of which are entitled to vote for the election of directors ("voting stock") representing that percentage of the Company's then outstanding voting stock (giving


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effect to the deemed ownership of securities by such person or group, as provided in Rule 13d-3(d)(1) of the Act, but not giving effect to any such deemed ownership of securities by another person or group) greater than fifty percent (50%) of all such voting stock;

              (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors of the Company (excluding any Board seat that is vacant or otherwise unoccupied).

              (iii) there shall be consummated any consolidation, merger, stock for stock exchange or similar transaction (collectively, "Merger Transactions") involving securities of the Company in which holders of voting stock of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting stock of the Company (or, if the Company does not survive the Merger Transaction, voting securities of the corporation surviving such transaction) having less than 50% of the total voting power in an election of directors of the Company (or such other surviving corporation).

6. CONFIDENTIALITY; OWNERSHIP; CORPORATE OPPORTUNITIES.

         (a) Confidentiality. If the Consultant obtains any Protected Information he shall, for a period of twelve (12) months following receipt thereof, keep such Protected Information in strictest confidence and shall not divulge, disclose, discuss, copy or otherwise use or permit to be used in any manner such Protected Information, except in connection with the Business.

              (i) "Protected Information" means confidential or proprietary information of the Company its subsidiaries or affiliates; provided that Protected Information shall not include information that (A) becomes generally known to the public or the trade without violation of this Section 6, or (B) Consultant receives on a non-confidential basis from a third party who is not under an obligation of confidence to the Company. Notwithstanding anything to the contrary contained in this
         Section 6, the Consultant may disclose any Protected Information to the extent required by court order or decree or by the rules and regulations of a governmental agency or as otherwise required by law; provided that the Consultant shall provide the Company with prompt notice of such required disclosure in advance thereof so that the Company may seek an appropriate protective order in respect of such required disclosure.

         (b) Company Opportunities. The Consultant shall promptly disclose to the Company's Chief Executive Officer or to the Chairman of its Board of Directors, any and all corporate opportunities, including without limitation, any opportunities for investment, co-investment, joint-venture, exploration, exploitation, or other business activities, discovered, identified or made known to the Consultant in the direct performance of his services to the Company (collectively, "Company Opportunities") and all material information known to the Consultant


                                  Page 4 of 7

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with respect thereto, as well as the Consultant's good faith assessment of whether the Company Opportunity may be appropriate for the Company. The Consultant shall not present, offer or disclose any Company Opportunity to any person or entity other than the Company and shall not, directly or indirectly, on his own behalf or on behalf of any person or entity other than the Company, take any action to exploit or develop such Company Opportunity unless and until the Board has had a period of at least ten (10) days to from the date of such disclosure to consider the Company Opportunity and the information so provided and has elected not to pursue the Company Opportunity. Failure of the Board to notify the Consultant within such ten (10) day period of its election pursue the Company Opportunity shall be deemed an election by the Company not to pursue the Company Opportunity.

         (c) Survival. The provisions of this Section 6 shall, without any limitation as to time, survive the expiration or termination of the Consultant's services hereunder to the extent necessary to enforce the specific terms thereof, irrespective of the reason for any termination.

7. SPECIFIC PERFORMANCE. The Consultant acknowledges that the services to be rendered by the Consultant are of a special, unique and extraordinary character and, in connection with such services, the Consultant will have access to Protected Information vital to the Company's Business and the businesses of its subsidiaries and affiliates and may have knowledge of Developments and Company Opportunities vital to the Business or the planned business of the Company or its subsidiaries or affiliates. By reason of this, the Consultant consents and agrees that if the Consultant violates any of the provisions of Section 6 hereof, the Company and its subsidiaries and affiliates would sustain irreparable injury and that monetary damages would not provide adequate remedy to the Company and that the Company shall be entitled to have Section 6 hereof specifically enforced by any court having equity jurisdiction.

8. TAXES. The Consultant, as an independent contractor, shall be solely responsible for determination and payment of any and all Federal, state, local and/or other taxes which are required to be paid with respect to any all amounts paid to the Consultant under this Agreement.

9. INDEMNIFICATION. The Consultant shall be entitled to indemnification by the Company in accordance with and as provided in the by-laws of the Company as in effect on May 24, 2001, to the fullest extent that such by-laws of the Company provide for indemnification by the Company of its agents, provided that terms and conditions of indemnification hereunder shall not be adversely affected by the termination, rescission, amendment or modification of the by-laws, and further provided that the provisions of this Section 9 shall not extend to any action brought to enforce the terms of this Agreement. The provisions of the
Section 9 shall survive the termination of this Agreement.

10. NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) when delivered or refused if sent by hand during regular business hours, (ii) three
(3) business days after being sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, or (iii) on the next business day when sent by reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, or (iv) when received by the addressee if by telecopier transmission addressed to the Company or Consultant, as the case may be, at the


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address or addresses set forth below or such other addresses as the parties may designate in a notice given in accordance with this Section.

IF TO THE COMPANY:

        Range Resources Corporation
        777 Main Street, Suite 800
        Fort Worth, Texas  76102
        Attention:  John H. Pinkerton

IF TO THE CONSULTANT:

        Thomas J. Edelman
        535 Madison Avenue, 35th Floor
        New York, N.Y. 10022

11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to its subject matter.

12. WAIVER. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by the Company or the Consultant of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. LEGAL FEES. The Company shall pay the Consultant's reasonable legal fees and related expenses incurred in any an action brought to enforce the terms of this agreement, such payment to be made promptly upon receipt of customary documentation evidencing the incurrence of such expenses in reasonable detail, provided the Consultant shall have agreed in writing to refund such amounts upon a final non-appealable judgement of a court of competent jurisdiction holding against the Consultant.

15. ASSIGNABILITY. The obligations of the Consultant hereunder may not be delegated and, except with respect to the designation of beneficiaries in connection with any amounts payable to the Consultant hereunder, the Consultant may not, without the Company's written consent, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect. The Company and the Consultant agree that this Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to and shall be assumed by and be binding upon any successor to the Company. The term "successor" means, with respect to the Company or any of its subsidiaries, any corporation or other business entity which, by merger, consolidation, purchase of the assets or otherwise acquires all or a material part of the assets of the Company. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.


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16. SEVERABILITY. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder.

17. AMENDMENT. This Agreement may be amended only by a written instrument executed by the Company and the Consultant.

18. HEADINGS. All headings herein are inserted for convenience and ease of reference purposes only and are not to be considered in the construction or interpretation of this Agreement.

19. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall for all purposes constitute one (1) agreement which is binding on all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date fist written above.

                                  RANGE RESOURCES CORPORATION


                                  By:
                                          --------------------------------------
                                  Name:   John H. Pinkerton
                                  Title:  President




                                          --------------------------------------
                                          Thomas J. Edelman



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